UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AGL RESOURCES INC.
(Name of Registrant as Specified In Its Charter)

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The following is a transcript of a video posted on the internal website of AGL Resources on
August 24, 2015

This video contains forward-looking statements.  Please see the note regarding forward-looking statements at www.doingenergybetter.com.

Thomas A. Fanning, Southern Company Chairman, President and Chief Executive Officer:

Good morning. I’m Southern Company Chairman, President and CEO Tom Fanning, and I’m joined here today by AGL Resources Chairman and CEO, John Somerhalder. We are thrilled to spend a few minutes with you to discuss today’s exciting news.

Over the past year or so, I have routinely discussed Southern Company’s interest in exploring natural gas infrastructure. And for good reason.

Before I became chairman, natural gas accounted for 16 percent of our energy mix. Today it accounts for nearly half of the electricity we generate. And that rapid growth is in line with a trend seen across the industry.

Factor in the technology revolution taking place in energy production, environmental regulations calling for increased natural gas generation and the potential for LNG to harmonize worldwide commodity prices, it’s clear that now is the time to invest in natural gas.

And today, I’m pleased to say that’s just what we’re doing.

This morning, Southern Company and AGL Resources jointly announced that we are combining to create America’s leading energy company. Our combined company will have 11 regulated electric and natural gas distribution companies in 9 different states providing electric and natural gas service to approximately nine million customers, as well as retail operations across America.

Combine Southern Company’s recent shift to natural gas with AGL Resources’ extensive gas delivery businesses – well you have a company platform to invest in gas infrastructure that is critical to meet our customers’ energy needs today and in America’s energy future.

But this strategic combination is about more than size – it’s about bringing together two like- minded companies with a track record of success. Both companies are committed to safely providing the families who depend on us with reliable and affordable energy – and that will not change.

John W. Somerhalder, AGL Resources Inc. Chairman and Chief Executive Officer:

That’s right, Tom. We are committed to the customers and communities we serve. Driven by this shared commitment, our combined team of more than 31,000 employees will be uniquely positioned to deliver on their energy needs. And by bringing together two of Georgia’s leading corporate citizens, we will be better prepared to make a difference in our states, in our region and beyond.

With our customer focus serving as the foundation, we believe this combination positions us for continued success in all aspects of our business.

Today, AGL Resources is investing $650 million in several pipeline projects that are helping deliver much-needed fuel to key regions of the country. On the electric side, Southern has committed more than $20 billion to prepare for America’s energy future, investing in nuclear, 21st century coal, renewables and energy efficiency – in addition to gas.

Our two companies are likeminded in our customer commitment, likeminded in our infrastructure development and likeminded in our approach. And I’m looking forward to continuing to lead AGL Resources’ operations – and apply lessons learned from Southern Company when we combine.

Fanning:
And there are lessons to be learned on both sides. We are all successful because of our employees, and we look forward to speaking with you and hearing from you as we go through the process of combining our companies.

Beyond the similarities we’ve discussed, we expect this combination to deliver a long-term value proposition to shareholders. We believe the addition of AGL Resources to the Southern Company family will strengthen our ability to achieve our goal of regular, predictable and sustainable earnings growth.

We encourage you to read through the material posted internally and on our website, doingenergybetter.com, to learn more about the many benefits of this combination and the process of bringing our companies together.

After receiving the necessary approvals, we believe this combination will be complete in the second half of 2016. While certain details and decisions will continue beyond that time, we will communicate with you as decisions are made. As we begin our journey together, let me assure you that John and I are committed to maintaining the high-performing workforce necessary to best serve our customers.

Earlier, I mentioned the name of our website, Doing Energy Better. You know, this was also the theme of this year’s Southern Company annual report – and it’s more than a tag line. It’s an illustration of our shared commitment to make energy better, to move energy better and to help customers use energy better to have a better quality of life. And together, we will always find better ways to meet customers’ evolving needs. And this strategic combination will reinforce Southern Company’s push to look beyond electricity to find new ways to serve customers.

I look forward to meeting with you soon and to being a part of your team in the years ahead.

Thank you for all that you’re doing to deliver on our shared commitment to the customers we are privileged to serve.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between AGL Resources Inc. (the “Company”) and The Southern Company. In connection with the transaction, the Company intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors and security holders will be able to obtain the proxy statement (when available), as well as other filings containing information about AGL Resources Inc., free of charge, at the SEC’s website at www.sec.gov, or free of charge from the Company at www.aglresources.com under the tab Investor Relations/SEC Filings or by directing a request to the Company at AGL Resources Inc., P.O. Box 4569, Atlanta, GA 30302-4569.

Participants in the Solicitation

 The directors and executive officers of the Company, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction.  Information regarding the Company’s directors and executive officers is available in its definitive proxy statement filed with the SEC on March 17, 2015. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

To the extent any statements made in this communication contain information that is not historical, these statements are forward-looking statements and are subject to uncertainties and risks.  These forward-looking statements relate to, among other things, the expected benefits of the transaction such as efficiencies, cost savings, growth potential, and the expected timing of the completion of the transaction. Forward-looking statements often include words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “indicate,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “proposed,” “seek,” “should,” “target,” “would” or similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this document that contain forward-looking statements are qualified by these cautionary statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following:  the failure to receive, on a timely basis or otherwise, the required approvals in connection with the transaction with The Southern Company by the Company’s shareholders and government or regulatory agencies (including the terms of such approvals); the risk that another condition to closing of the merger may not be satisfied; and other risk factors relating to the energy industry, as detailed from time to time in the Company’s reports filed with the SEC. There can be no assurance that the transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this communication, as well as under Item 1.A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and Item 1.A in the Company’s most recent Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015. The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the Company, investors and security holders should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to the Company or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

There also may be other factors that we do not anticipate or that we do not recognize are material that could cause results to differ materially from expectations. Forward-looking statements speak only as of the date they are made. The Company expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required by law.